                                                                    EXHIBIT 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Air Systems, Inc.:

The financial statements of Air Systems, Inc., to the extent and for the periods indicated in their reports, have been included herein and in the registration statement in reliance upon the report of Shilling & Kenyon, Inc., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                          /s/ Shilling & Kenyon, Inc.
                                          .....................................
                                          SHILLING & KENYON, INC.

San Jose, California
May 12, 1998